Exhibit 4(w)


SANDBOX  ENTERTAINMENT  CORPORATION
2231 East Camelback Road, Suite 324
Phoenix, AZ 85016

WIT CAPITAL CORPORATION
826 Broadway, 6th Floor
New York, NY  10003

Dear Sirs:

         The undersigned understands that Wit Capital Corporation (the "Underwriter"), proposes to enter into an Underwriting Agreement with Sandbox Entertainment Corporation (the "Company"), providing for the public offering (the "Offering") of Series B Convertible Preferred stock, par value $0.001 per share (the "Series B Preferred Stock"), of the Company.

         To induce the Underwriter that may participate in the Offering to continue its efforts in connection with the Offering, the undersigned, during the period commencing on the date hereof and ending on the earlier of (a) 30 days following the expiration or early termination of the Restricted Period (as defined in the Certificate of Designation for the Series B Preferred Stock) or
(b) 180 days after the consummation of a Qualifying Public Offering (as defined in the Certificate of Designation for the Series B Preferred Stock):

                  (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Series B Preferred Stock, Series A Convertible Preferred Stock, par value $.001 per share ("Series A Preferred Stock") or Common Stock, par value $.001 per share (the "Common Stock"), or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock, Series A Preferred Stock or Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Series B Preferred Stock, Series A Preferred Stock or Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Series B Preferred Stock, Series A Preferred Stock or Common Stock, or such other securities, in cash or otherwise), without the prior written consent of the Underwriter;

                  (ii) agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Series B Preferred Stock, Series A Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock, Series A Preferred Stock or Common Stock without the prior written consent of the Underwriter; and

                  (iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Series B Preferred Stock, Series A Preferred Stock or Common Stock and any securities convertible into or exercisable or exchangeable for Series B Preferred Stock, Series A Preferred Stock or Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                        Very truly yours,






                                        By
                                           ----------------------------------
                                           Its
                                              -------------------------------




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(Address)




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(Social Security or Taxpayer
     Identification No.)

SCHEDULE  4(W) - List of  Investors  who are  party  to  Exhibit  4(w) - Lock Up
                 Agreement

                                                                                   Social Security No. or
                                                                                   ----------------------
Investor                    Address                     Date of Agreement          Federal Tax ID
--------                    -------                     -----------------          --------------
Newtek Venture II, L.P.     500 Washington Street       September 24, 1997
                            Suite 720
                            San Francisco, CA 94111

Wasatch Venture             One South Main              September 26, 1997
Corporation                 Suite 1400
                            Salt Lake City, UT 84133

Sundance Venture            c/o Anderson & Wells        September 23, 1997
Partners, L.P.              400 East Van Bure
                            Suite 750
                            Phoenix, AZ 85004

John M. Holliman, III       4812 East Rovey Ave.        September__, 1997          ###-##-####
                            Paradise Valley, AZ 85253

Wayne Sorensen              1925 East Michigan Ave.     September 26, 1997         ###-##-####
                            Salt Lake City, UT 84108

Chad M. Little              1931 Linger Lane            September 22, 1997         ###-##-####
                            Phoenix AZ 85020

Lonnie Whittington          6842 N. 4th Place           September 22, 1997         ###-##-####
                            Phoenix, AZ 85012

James A. Layne              2231 East Camelback         September 22, 1997         ###-##-####
                            Suite 324
                            Phoenix, AZ 85016

Michael S. Turico           2231 East Camelback         September 22, 1997         ###-##-####
                            Suite 324
                            Phoenix, AZ 85016

Glenn E. Gomez              1950 Stemmons Fwy.          September 19, 1997         ###-##-####
                            Suite 3054
                            Dallas, TX 75207

Pickwick Group LLC          172 Dan's Highway           September 19, 1997         06-1424115
                            New Canaan, CT 06840

Douglas and Susan           172 Dan's Highway           September 18, 1997         ###-##-#### (D.G.)
Greenwood                   New Canaan, CT 06840                                   ###-##-#### (S.G.)